UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2008

LAKE SHORE BANCORP, INC.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Information provided in Item 5.03 is hereby incorporated by reference.

(e) On January 23, 2008, the Board of Directors of Lake Shore Bancorp, Inc. (the “Company”) approved changes to the base salary of David C. Mancuso, Chief Executive Officer and President, Reginald S. Corsi, Chief Operations Officer and Executive Vice President, and Rachel A. Foley, Chief Financial Officer. For fiscal year 2008, Mr. Mancuso’s base salary is $255,000, Mr. Corsi’s base salary is $160,000, and Ms. Foley’s base salary is $123,000. As previously reported, effective March 18, 2008, Mr. Corsi retired from the position of Chief Operations Officer and Executive Vice President. Other than as described herein, no changes were made to the terms of these officers’ employment.

Effective April 2, 2008, the Board of Directors of the Company amended its existing Amended and Restated Employment Agreement (the “Agreement”) with Mr. Mancuso. The Agreement was amended and restated to address certain issues regarding Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), to revise the executive resignation section to fit within the Section 409A safe harbor, to update the cash compensation component (as described above), and to modify the indemnification provisions to ensure compliance with the Office of Thrift Supervision indemnification rules. Similar amendments were made to the existing Amended and Restated Employment Agreement between Mr. Mancuso and Lake Shore Savings Bank, the wholly-owned subsidiary of the Company.

The preceding summary of Mr. Mancuso’s employment agreements are qualified in their entirety by reference to the text of the employment agreements, which are filed herewith as Exhibits 10.1 and 10.2.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective April 2, 2008, the Board of Directors of the Company adopted the Amended and Restated Bylaws of Lake Shore Bancorp, Inc. to replace the Company’s existing bylaws. The purpose of the amendment to the bylaws was solely to increase the size of the Board of Directors from eight to nine.

Immediately following the adoption of the Amended and Restated Bylaws, the Board of Directors elected Paul Kolkmeyer to the Board of Directors as a Class Two director, to fill the vacancy created by the increase to the size of the Board of Directors and to serve until the next election of directors by the shareholders. Following Mr. Kolkmeyer’s election to the Board of Directors, he will serve as a member of the Company’s Audit Committee and Compensation Committee.

There were no arrangements or understandings pursuant to which Mr. Kolkmeyer was appointed as a director, and there are no related party transactions between the Company and Mr. Kolkmeyer reportable under Item 404(a) of Regulation S-K. Mr. Kolkmeyer will be entitled to certain compensation for serving as a non-employee director of the Company, as described in the Company’s last proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 18, 2007.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.2	Amended and Restated Bylaws of Lake Shore Bancorp, Inc.

10.1	Amended and Restated Employment Agreement between David C. Mancuso and Lake Shore Bancorp, Inc.

10.2	Amended and Restated Employment Agreement between David C. Mancuso and Lake Shore Savings Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, INC.

By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer

Date: April 2, 2008